UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2009

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 15, 2009, Spectrum Pharmaceuticals, Inc. (“Spectrum”) and Cell Therapeutics, Inc. (“CTI”) entered into a Limited Liability Company Interest Assignment Agreement and completed the previously announced sale of CTI’s 50% membership interest in RIT Oncology, LLC (“RIT”) to Spectrum. Prior to the completion of the sale, RIT was a 50/50-owned joint venture formed by Spectrum and CTI to commercialize and develop Zevalin® (ibritumomab tiuxetan) in the United States. As a result of the sale, Spectrum now owns 100% of RIT and is its sole member.

The initial purchase price of $18 million was discounted by an amount of $1.5 million for an accelerated payment schedule. As partial consideration for its purchase of CTI’s membership interest in RIT, on March 2, 2009 Spectrum made aggregate payments of $6.5 million to CTI or on its behalf. Additionally, on March 16, 2009, Spectrum funded into escrow an aggregate of $10.0 million, of which $6.5 million will automatically be released to CTI on April 3, 2009 and $3.5 million, subject to certain adjustments for among other things payables determined to be owed between CTI and RIT, will be released to CTI on April 15, 2009. As part of the transaction, CTI agreed to forego the right to receive up to $15.0 million in previously disclosed potential product sales milestone payments provided to CTI in connection with the original transaction establishing the joint venture.

As part of the closing, CTI assigned to Spectrum an amended and restated security agreement and a guarantee granted by CTI in favor of Biogen Idec Inc. to secure the performance of the joint venture’s obligations with respect to Zevalin, and Spectrum agreed to reimburse CTI for any post-sale liability incurred based upon claims made by Biogen under those contracts or any other contracts associated with the Zevalin business to which CTI was previously a party.

A copy of the press release issued by Spectrum on March 16, 2009 to announce the completion of the transaction is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statement of the Zevalin® business for the nine month period ended September 30, 2008 was previously reported on Exhibit 99.2 of Spectrum’s current report on Form 8-K/A filed on March 2, 2009. Any additional information required by Item 9.01(a) will, if applicable, be filed by amendment to this Form 8-K as soon as practicable no later than 71 calendar days after the date on which this initial report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements and related notes of Spectrum as of September 30, 2008 and for the nine months and twelve months ended September 30, 2008 and December 31,2007, respectively, were previously reported on Exhibit 99.3 of Spectrum’s current report on Form 8-K/A filed on March 2, 2009. Any additional information required by Item 9.01(b) will, if applicable, be filed by amendment to this Form 8-K as soon as practicable no later than 71 calendar days after the date on which this initial report on Form 8-K is required to be filed.

(d) Exhibits.

99.1	Press Release dated March 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2009	SPECTRUM PHARMACEUTICALS, INC.
	By:	/s/ Shyam Kumaria

		Name:	Shyam Kumaria
		Title:	V.P. Finance

Exhibit List

99.1	Press Release dated March 16, 2009